EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of March 30, 2020

Life Insurance Segment
Security National Life Insurance Company
Reppond Holding Company
First Guaranty Insurance Company
Kilpatrick Life Insurance Company
Care Management Group, LLC
Bluebonnet Properties, LLC
Kilpatrick Financial, Inc.
KLIC Properties Texas, LLC
Arbor Terrace, LLC
Memorial Insurance Company of America
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
SN Farmington LLC
New York Land Holdings, Inc.
Dry Creek Property Development, Inc.
SN Nevada LLC
5300 Development LLC
Ascension 433 LLC
SN Diamond LLC
Security National Funding Company
Security National Real Estate Services, Inc. also dba Security National Commercial Capital
Marketing Source Center, Inc. dba Security National Travel Services
SNFC Subsidiary, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Canadian Funeral Financial, LLC
Mortician's Choice, LLC
C & J Financial, LLC
Beta Capital Corp.

Mortgage Segment
SecurityNational Mortgage Company
EverLEND Mortgage Company
SN Sunset LLC

Cemetery/Mortuary Segment
California Memorial Estates, Inc.
Paradise Chapel Funeral Home
Holladay Memorial Park, Inc.
Greer-Wilson Funeral Home, Inc.
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Holladay Cottonwood Memorial Foundation
Memorial Estates, Inc.
SN Mapleton, LLC
SN Shadow Cliffs, LLC
SN Grasslands, LLC
SN Midway, LLC
Memorial Mortuary, Inc.
Affordable Funerals and Cremations of America, Inc.
SN Probst LLC